Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 2014 Second Amended and Restated Long-Term Incentive Plan of TerraForm Power, Inc. of our report dated March 30, 2015, with respect to the combined financial statements of First Wind Operating Entities incorporated by reference in TerraForm Power, Inc.’s Current Report on Form 8-K/A dated March 30, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 29, 2015